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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of United Companies Financial Corporation on Form S-8 of our report dated February 28, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of United Companies Financial Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Baton Rouge, Louisiana
August 8, 1997